EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 3, 1998 included in Marriott International, Inc.'s annual report on Form 10-K for the year ended January 2, 1998 (File No. 1-12188) into Health and Retirement Properties Trust's Form 10-K, and into the Health and Retirement Properties Trust's previously filed Registration Statements File Nos. 33-62135, 333-26887 and 333-34823.


                                           /s/ ARTHUR ANDERSEN LLP


Washington, D.C.
March 5, 1998